UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest reported) December 6, 2006

IELEMENT CORPORATION
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(Exact name of registrant as specified in its charter)

NEVADA            000-29331        76-0270295
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(State or other jurisdiction of incorporation )  (Commission File Number) (IRS Employer Identification NO.)

17194 Preston Road, Suite 102, PMB 341, Dallas, TX 75248
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 254-3440
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 6, 2006, by unanimous approval of the Board of Directors at a meeting of such Directors, IElement, elected Charles Carlson to the Board of Directors to serve until the next annual election of directors by shareholders. Mr. Carlson’s election is effective at noon on December 7, 2006.

Charles Carlson; 36 years of age. Mr. Carlson attended Baylor University from until 1994 where he earned a B.B.A. and a J.D. Following graduation, Mr. Carlson worked as an associate at Crenshaw, Dupree & Milam for a period and then Borland, Kirkman, Scielder & Evans until 1999. In 1999 Mr. Carlson co-founded Comware and has been its CEO since that time.

Mr. Carlson entered into a Directors Agreement with IElement whereby he agreed to maintain the confidentiality of IElement’s trade secrets and proprietary information and to refrain from soliciting IElement’s employees or customers for a period of two years following the term of the Director’s Agreement. IElement in exchange agreed to hold Mr. Carlson harmless and indemnify him in his position as a Director, where he has acted in good faith in the performance of his duties. Finally IElement agreed to compensate Mr. Carlson with 250,000 options exercisable at $.01 per share and vesting 62,500 each on March 7, 2007, June 7, 2007, September 7, 2007 and December 7, 2007. In the event that Mr. Carlson is removed from the Board for any reason, any unvested options shall be canceled.

Mr. Carlson is CEO of Comware and IElement is in preliminary discussions regarding a possible acquisition of Comware. Otherwise, Mr. Carlson is not subject to material relationships or related party transactions with the Company.

Mr. Carlson has not been appointed to, nor as of the date of this disclosure, is he expected to be appointed to a Committee of the Board.

At the Board of Directors meeting on December 6, 2006, Mr. Ivan Zweig was unanimously elected by the Board to serve as Chairman.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)(1) At a meeting of the Board of Directors held December 6, 2006 the Board of Directors adopted amendments to the By-Laws of IElement.

(2)The amendments to the By-Laws increased the number of Board Members from a set three (3) to a minimum of three (3) and maximum of seven (7). In addition, a provision for the election of a chairman of the Board, by a majority of the Board members was added. The Chairman of the Board has the power to make a deciding vote in the event of a deadlock as a result of an even number of Board members.

Moreover, the amended By-Laws add provisions for the resignation and removal of directors. In particular, a Director may resign or may be removed with or without cause by a special shareholders meeting, with cause by the vote of all other Directors, or in accordance with a contract or agreement, the articles of incorporation or statute. The previous By-Laws were silent on these issues.

Finally, the amended By-Laws added provisions for the creation of Committees of the Board of Directors. The previous By-Laws had no such provisions.

The By-Laws were amended by the Board of Directors in accordance with Article VIII, Section 5 thereof.

Item 9.01. Financial Statements and Exhibits.
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(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are being furnished herewith:

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EX-3.2 Restated Bylaws of IElement dated December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IELEMENT CORPORATION

Date: December 8, 2006

By:/s/Ivan Zweig
Name: Ivan Zweig
Title:Chief Executive Officer